Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-253519, 333-232693 and 333-262970) of Genmab A/S of our report dated February 14, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab
Hellerup, Denmark
February 14, 2024

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 33 77 12 31
Strandvejen 44, DK-2900 Hellerup T: 3945 3945, www.pwc.dk